THE WRIGHT BLUE CHIP MASTER PORTFOLIO TRUST


                            -------------------------


                              DECLARATION OF TRUST

                           Dated as of March 18, 1997



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                                TABLE OF CONTENTS

                                                                      PAGE


ARTICLE I--The Trust.................................................  1

         Section 1.1       Name......................................  1
         Section 1.2       Definitions...............................  1

ARTICLE II--Trustees.................................................  3

         Section 2.1       Number and Qualification..................  3
         Section 2.2       Term and Election.........................  4
         Section 2.3       Resignation, Removal and Retirement.......  4
         Section 2.4       Vacancies.................................  5
         Section 2.5       Meetings..................................  5
         Section 2.6       Officers; Chairman of the Board...........  6
         Section 2.7       By-Laws...................................  6

ARTICLE III--Powers of Trustees......................................  6

         Section 3.1       General...................................  6
         Section 3.2       Investments...............................  7
         Section 3.3       Legal Title...............................  7
         Section 3.4       Sale and Increases of Interests...........  8
         Section 3.5       Decreases and Redemptions of Interests....  8
         Section 3.6       Borrow Money..............................  8
         Section 3.7       Delegation; Committees....................  8
         Section 3.8       Collection and Payment....................  9
         Section 3.9       Expenses..................................  9
         Section 3.10      Miscellaneous Powers......................  9
         Section 3.11      Further Powers............................  9
         Section 3.12      Litigation................................ 10

ARTICLE IV--Investment Advisory, Administration and Placement Agent
                           and Other Arrangements; Custodian......... 10

         Section 4.1       Investment Advisory, Administration, Placement Agent
                           and Other Arrangements.................... 10
         Section 4.2       Parties to Contract....................... 11
         Section 4.3       Custodian................................. 11



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ARTICLE V--Limitations of Liability of Trustees, Officers, etc....... 11

         Section 5.1       Limitation of Liability................... 11
         Section 5.2       Limitations of Liability of Trustees, Officers,
                             Employees, Agents, Independent Contractors
                             to Third Parties........................ 12
         Section 5.3       Limitations of Liability of Trustees, Officers,
                             Employees, Agents, Independent Contractors
                             to Trust, Holders, etc.................. 12
         Section 5.4       Mandatory Indemnification................. 12
         Section 5.5       Indemnification of Holders................ 13
         Section 5.6       No Bond Required of Trustees.............. 13
         Section 5.7       No Duty of Investigation; Notice in Trust
                                 Instruments, etc.................... 13
         Section 5.8       Reliance on Experts, etc.................. 14

ARTICLE VI--Interests................................................ 14

         Section 6.1       Interests................................. 14
         Section 6.2       Establishment and Designation of Series... 14
         Section 6.3       Non-Transferability....................... 16
         Section 6.4       Register of Interests..................... 16
         Section 6.5       Status of Interests; Limitation of Holder
                             Liability .............................. 16

ARTICLE VII--Increases, Decreases And Redemptions of Interests....... 17

ARTICLE VIII--Determination of Book Capital Account Balances,
                           and Distributions......................... 17

         Section 8.1       Book Capital Account Balances............. 17
         Section 8.2       Allocations and Distributions to Holders.. 17
         Section 8.3       Power to Modify Foregoing Procedures...... 18

ARTICLE IX--Holders.................................................. 18

         Section 9.1       Rights of Holders......................... 18
         Section 9.2       Meetings of Holders....................... 19
         Section 9.3       Notice of Meetings........................ 19
         Section 9.4       Record Date for Meetings, Distributions,
                            etc...................................... 19
         Section 9.5       Proxies, etc.............................. 20
         Section 9.6       Reports................................... 20
         Section 9.7       Inspection of Records..................... 21
         Section 9.8       Holder Action by Written Consent.......... 21
         Section 9.9       Notices................................... 21

                                      -ii-

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ARTICLE X--Duration; Dissolution; Termination; Amendment; Mergers;
             Etc..................................................... 21

         Section 10.1      Duration.................................. 21
         Section 10.2      Dissolution............................... 22
         Section 10.3      Termination............................... 23
         Section 10.4      Amendment Procedure....................... 24
         Section 10.5      Merger, Consolidation and Sale of Assets.. 25
         Section 10.6      Incorporation............................. 25

ARTICLE XI--Miscellaneous............................................ 26

         Section 11.1      Governing Law............................. 26
         Section 11.2      Counterparts.............................. 26
         Section 11.3      Reliance by Third Parties................. 26
         Section 11.4      Provisions in Conflict With Law or
                                Regulations.......................... 26


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                              DECLARATION OF TRUST

                                       OF

                   THE WRIGHT BLUE CHIP MASTER PORTFOLIO TRUST
                            ----------------------


         This DECLARATION OF TRUST of The Wright Blue Chip Master Portfolio Trust is made as of the 18th day of March, 1997 by the parties signatory hereto, as Trustees (as defined in Section 1.2 hereof).

                              W I T N E S S E T H:

         WHEREAS, the Trustees desire to form a master trust fund under the law of the State of New York consisting of one or more subtrusts or Series (as defined in Section 1.2) for the investment and reinvestment of its assets; and

         WHEREAS, it is proposed that the trust assets be composed of money and property contributed to the Series, such assets to be held and managed in trust for the benefit of the holders of beneficial interests in such Series;

         NOW, THEREFORE, the Trustees hereby declare that they will hold in trust all money and property contributed to the trust fund and will manage and dispose of the same for the benefit of the holders of interests in the Trust and subject to the provisions hereof, to wit:


                                    ARTICLE I

                                    The Trust

         1.1. Name. The name of the trust created hereby (the "Trust") shall be The Wright Blue Chip Master Portfolio Trust and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" wherever hereinafter used) shall refer to the Trustees as Trustees, and not individually, and shall not refer to the officers, employees, agents or independent contractors of the Trust or holders of interests in the Trust.

         1.2. Definitions. As used in this Declaration, the following terms shall have the following meanings:

         "Administrator" shall mean any party furnishing services to one or more Series pursuant to any administration contract described in Section 4.1 hereof.


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         "Book  Capital  Account"  shall  mean,  for any Holder (as  hereinafter defined) at any time,  the Book Capital  Account of the Holder at such time with
respect  to  the  Holder's   beneficial  interest  in  the  Trust  Property  (as
hereinafter defined) of any Series, determined in accordance with Section 8.1 hereof. The Trust shall maintain separate records of Book Capital Accounts for each such Series.

         "Code" shall mean the U.S. Internal Revenue Code of 1986, as amended from time to time, as well as any non-superseded provisions of the U.S. Internal Revenue Code of 1954, as amended (or any corresponding provision or provisions of succeeding law).

         "Commission" shall mean the U.S. Securities and Exchange Commission.

         "Declaration" shall mean this Declaration of Trust as amended from time to time. References in this Declaration to "Declaration", "hereof," "herein" and "hereunder" shall be deemed to refer to this Declaration rather than the article or section in which any such word appears.

         "Fiscal Year" shall mean an annual period determined by the Trustees which ends on December 31 of each year or on such other day as is permitted or required by the Code.

         "Holders" shall mean as of any particular time all holders of record of Interests.

         "Institutional Investor(s)" shall mean any regulated investment company, segregated asset account, foreign investment company, common trust fund, group trust or other investment arrangement, whether organized within or without the United States of America, other than (i) an individual, or (ii) an S corporation, partnership or grantor trust beneficially owned by any individual, S corporation or partnership.

         "Interest(s)" shall mean the interest of a Holder in the Trust Property of any Series, including all rights, powers and privileges accorded to Holders by this Declaration, which interest may be expressed as a percentage, determined by calculating for a particular Series, at such times and on such basis as the Trustees shall from time to time determine, the ratio of each Holder's Book Capital Account balance to the total of all Holders' Book Capital Account balances. Reference herein to a specified percentage of, or fraction of, Interests, means Holders whose combined Book Capital Account balances represent such specified percentage or fraction of the combined Book Capital Account balances of all, or a specified group of, Holders.

         "Interested Person" shall have the meaning given it in the 1940 Act.

         "Investment Adviser" shall mean any party furnishing services to one or more Series of the Trust pursuant to any investment advisory contract described in Section 4.1 hereof.

                                       -2-

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         "Majority  Interests Vote" shall mean the vote, at a meeting of Holders of one or more Series as the context may require, of (a) 67% or more of the Interests present or represented at such meeting, if Holders of more than 50% of all Interests in such one or more Series are present or represented by proxy, or
(b) more than 50% of all Interests in such one or more Series, whichever is less.

         "Person" shall mean and include individuals, corporations, partnerships, trusts, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.

         "Redemption" shall mean the complete withdrawal of an Interest of a Holder the result of which is to reduce the Book Capital Account balance of that Holder to zero, and the term "redeem" shall mean to effect a Redemption.

         "Series" shall mean the subtrusts of the Trust as the same are established and designated pursuant to Article VI hereof, each of which shall be a separate subtrust.

         "Trust" shall mean the master trust fund established hereby and shall include each Series hereof.

         "Trustees" shall mean each signatory to this Declaration, so long as such signatory shall continue in office in accordance with the terms hereof, and all other individuals who at the time in question have been duly elected or appointed and have qualified as Trustees in accordance with the provisions hereof and are then in office, and reference in this Declaration to a Trustee or Trustees shall refer to such individual or individuals in their capacity as Trustees hereunder.

         "Trust Property" shall mean as of any particular time any and all property, real or personal, tangible or intangible, which at such time is owned or held by or for the account of any Series or for the account of the Trustees, each component of which shall be allocated and belong to a specific Series to the exclusion of all other Series.

         The "1940 Act" shall mean the U.S. Investment Company Act of 1940, as amended from time to time, and the rules and regulations thereunder.


                                   ARTICLE II

                                    Trustees

     2.1. Number and Qualification. The number of Trustees shall be fixed from time to time by action of the Trustees taken as provided in Section 2.5 hereof; provided, however, that the number of Trustees so fixed shall in no event be less than three or
                                       -3-

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more than 18. Any vacancy  created by an increase in the number of Trustees  may be filled by the appointment of an individual having the qualifications described in this Section 2.1 made by action of the Trustees taken as provided in Section 2.5 hereof. Any such appointment shall not become effective, however, until the individual named in the written instrument of appointment shall have accepted in writing such appointment and agreed in writing to be bound by the terms of this Declaration. No reduction in the number of Trustees shall have the effect of removing any Trustee from office. Whenever a vacancy occurs, until such vacancy is filled as provided in Section 2.4 hereof, the Trustees continuing in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration. A Trustee shall be an individual at least 21 years of age who is not under legal disability.

         2.2. Term and Election. Each Trustee named herein, or elected or appointed prior to the first meeting of Holders, shall (except in the event of resignations, retirements, removals or vacancies pursuant to Section 2.3 or
Section 2.4 hereof) hold office until a successor to such Trustee has been elected at such meeting and has qualified to serve as Trustee, as required under the 1940 Act. Subject to the provisions of Section 16(a) of the 1940 Act and except as provided in Section 2.3 hereof, each Trustee shall hold office during the lifetime of the Trust and until its termination as hereinafter provided.

         2.3. Resignation, Removal and Retirement. Any Trustee may resign his or her trust (without need for prior or subsequent accounting) by an instrument in writing executed by such Trustee and delivered or mailed to the Chairman, if any, the President or the Secretary of the Trust and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any Trustee may be removed by the affirmative vote of Holders of two-thirds of the Interests or (provided the aggregate number of Trustees, after such removal and after giving effect to any appointment made to fill the vacancy created by such removal, shall not be less than the number required by Section
2.1 hereof) with cause, by the action of two-thirds of the remaining Trustees. Removal with cause includes, but is not limited to, the removal of a Trustee due to physical or mental incapacity or failure to comply with such written policies as from time to time may be adopted by at least two-thirds of the Trustees with respect to the conduct of the Trustees and attendance at meetings. Any Trustee who has attained a mandatory retirement age, if any, established pursuant to any written policy adopted from time to time by at least two-thirds of the Trustees shall, automatically and without action by such Trustee or the remaining Trustees, be deemed to have retired in accordance with the terms of such policy, effective as of the date determined in accordance with such policy. Any Trustee who has become incapacitated by illness or injury as determined by a majority of the other Trustees, may be retired by written instrument executed by a majority of the other Trustees, specifying the date of such Trustee's retirement. Upon the resignation, retirement or removal of a Trustee, or a Trustee otherwise ceasing to be a Trustee, such resigning, retired, removed or former

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Trustee shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of such resigning, retired, removed or former Trustee. Upon the death of any Trustee or upon removal, retirement or resignation due to any Trustee's incapacity to serve as Trustee, the legal representative of such deceased, removed, retired or resigning Trustee shall execute and deliver on behalf of such deceased, removed, retired or resigning Trustee such documents as the remaining Trustees shall require for the purpose set forth in the preceding sentence.

         2.4. Vacancies. The term of office of a Trustee shall terminate and a vacancy shall occur in the event of the death, resignation, retirement, adjudicated incompetence or other incapacity to perform the duties of the office, or removal, of a Trustee. No such vacancy shall operate to annul this Declaration or to revoke any existing agency created pursuant to the terms of this Declaration. In the case of a vacancy, Holders of at least a majority of the Interests entitled to vote, acting at any meeting of Holders held in accordance with Section 9.2 hereof, or, to the extent permitted by the 1940 Act, a majority vote of the Trustees continuing in office acting by written instrument or instruments, may fill such vacancy, and any Trustee so elected by the Trustees or the Holders shall hold office as provided in this Declaration.

         2.5. Meetings. Meetings of the Trustees shall be held from time to time upon the call of the Chairman, if any, the President, the Secretary, an Assistant Secretary or any two Trustees, at such time, on such day and at such place, as shall be designated in the notice of the meeting. The Trustees shall hold an annual meeting for the election of officers and the transaction of other business which may come before such meeting. Regular meetings of the Trustees may be held without call or notice at a time and place fixed by the By-Laws or by resolution of the Trustees. Notice of any other meeting shall be given by mail, by telegram (which term shall include a cablegram), by telecopier or delivered personally (which term shall include by telephone). If notice is given by mail, it shall be mailed not later than 48 hours preceding the meeting and if given by telegram, telecopier or personally, such notice shall be sent or delivery made not later than 24 hours preceding the meeting. Notice of a meeting of Trustees may be waived before or after any meeting by signed written waiver. Neither the business to be transacted at, nor the purpose of, any meeting of the Trustees need be stated in the notice or waiver of notice of such meeting. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except in the situation in which a Trustee attends a meeting for the express purpose of objecting, at the commencement of such meeting, to the transaction of any business on the ground that the meeting was not lawfully called or convened. The Trustees may act with or without a meeting, but no notice need be given of action proposed to be taken by written consent. A quorum for all meetings of the Trustees shall be a majority of the Trustees. Unless provided otherwise in this Declaration, any action of the Trustees may be taken at a meeting by vote of a majority of the Trustees present (a quorum being present) or without a meeting by written consent of a majority of the Trustees.

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         Any committee of the  Trustees,  including an executive  committee,  if any, may act with or without a meeting. A quorum for all meetings of any such committee shall be a majority of the members thereof. Unless provided otherwise in this Declaration, any action of any such committee may be taken at a meeting by vote of a majority of the members present (a quorum being present) or without a meeting by written consent of a majority of the members.

         With respect to actions of the Trustees and any committee of the Trustees, Trustees who are Interested Persons of the Trust or otherwise interested in any action to be taken may be counted for quorum purposes under this Section 2.5 and shall be entitled to vote to the extent permitted by the 1940 Act.

         All or any one or more Trustees may participate in a meeting of the Trustees or any committee thereof by means of a conference telephone or similar communications equipment by means of which all individuals participating in the meeting can hear each other and participation in a meeting by means of such communications equipment shall constitute presence in person at such meeting.

         2.6. Officers: Chairman of the Board. The Trustees shall, from time to time, elect a President, a Secretary and a Treasurer. The Trustees may elect or appoint, from time to time, a Chairman of the Board who shall preside at all meetings of the Trustees and carry out such other duties as the Trustees may designate. The Trustees may elect or appoint or authorize the President to appoint such other officers, agents or independent contractors with such powers as the Trustees may deem to be advisable. The Chairman, if any, shall be and each other officer may, but need not, be a Trustee.

     2.7. By-Laws. The Trustees may adopt and, from time to time, amend or repeal By- Laws for the conduct of the business of the Trust.


                                   ARTICLE III

                               Powers of Trustees

         3.1. General. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust and each Series to the same extent as if the Trustees were the sole owners of the Trust Property and such business in their own right, but with such powers of delegation as may be permitted by this Declaration. The Trustees may perform such acts as in their sole discretion they deem proper for conducting the business of the Trust and any Series. The enumeration of or failure to mention any specific power herein shall not be construed as limiting such exclusive and absolute control. The powers of the Trustees may be exercised without order of or resort to any court.

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     3.2.  Investments.  The Trustees shall have power with respect to the Trust and each Series to:

                  (a) conduct, operate and carry on the business of an investment company;

                  (b)  subscribe  for,  invest  in,  reinvest  in,  purchase  or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute or otherwise deal in or dispose of U.S. and foreign currencies and related instruments including forward contracts, and securities, including common and preferred stock, warrants, bonds, debentures, time notes and all other evidences of indebtedness, negotiable or non-negotiable instruments, obligations, certificates of deposit or indebtedness, commercial paper, repurchase agreements, reverse repurchase agreements, convertible securities, forward contracts, options, futures contracts, and other securities, including, without limitation, those issued, guaranteed or sponsored by any state, territory or possession of the United States and the District of Columbia and their political subdivisions, agencies and instrumentalities, or by the U.S. Government, any foreign government, or any agency, instrumentality or political subdivision of the U.S. Government or any foreign government, or any international instrumentality, or by any bank, savings institution, corporation or other business entity organized under the laws of the United States or under any foreign laws; and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of any kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons to exercise any of such rights, powers and privileges in respect of any of such investments; and the Trustees shall be deemed to have the foregoing powers with respect to any additional instruments in which the Trustees may determine to invest; and

                  (c) definitively interpret the investment objectives, policies and limitations of any Series.

         The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust, nor shall the Trustees be limited by any law limiting the investments which may be made by fiduciaries.

         3.3. Legal Title. Legal title to all Trust Property shall be vested in the Trustees as joint tenants except that the Trustees shall have the power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust or any Series, or in the name or nominee name of any other Person on behalf of the Trust or any Series, on such terms as the Trustees may determine.

         The right, title and interest of the Trustees in the Trust Property shall vest automatically in each individual who may hereafter become a Trustee upon his due election and qualification. Upon the resignation, removal or death of a Trustee, such resigning, removed or deceased Trustee shall automatically cease to have any right, title or interest in any Trust Property, and the right, title and interest of such resigning, removed or deceased Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

         3.4. Sale and Increases of Interests. The Trustees, in their discretion, may, from time to time, without a vote of the Holders, permit any Institutional Investor to purchase from the Trust an Interest in a Series, or increase its Interest, for such type of consideration, including cash or property, at such time or times (including, without limitation, each business day), and on such terms as the Trustees may deem best, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses. Individuals and S corporations, partnerships and grantor trusts that in any case are beneficially owned by any individual, S corporation or partnership may not purchase Interests. The Trustees in their discretion, may refuse to sell an Interest in a Series to any person without any cause or reason therefor. A Holder which has redeemed its Interest in a Series may not be permitted to purchase an Interest in such Series until the later of 60 calendar days after the date of such Redemption or the first day of the Fiscal Year next succeeding the Fiscal Year during which such Redemption occurred.

         3.5. Decreases and Redemptions of Interests. Subject to Article VII hereof, the Trustees, in their discretion, may, from time to time, without a vote of the Holders, permit a Holder to redeem its Interest in a Series, or decrease such Interest, for either cash or property, at such time or times (including, without limitation, each business day), and on such terms as the Trustees may deem best.

         3.6. Borrow Money. The Trustees shall have power on behalf of any Series to borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets belonging to such Series, as appropriate, including the lending of portfolio securities, and to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other Person.

     3.7. Delegation: Committees. The Trustees shall have power, consistent with their continuing exclusive and absolute control over the Trust Property and over the business of the Trust and any Series, to delegate from time to time to such of their number or to officers, employees, agents or independent contractors of the Trust or any Series the doing of such things and the execution of such instruments in either the name of the Trust or any Series or the names of the Trustees or otherwise as the Trustees may deem expedient.

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         3.8.  Collection and Payment.  The Trustees shall have power to collect all property due to the Trust; and to pay all claims, including taxes, against the Trust Property; to prosecute, defend, compromise or abandon any claims relating to the Trust or the Trust Property on behalf of any Series; to foreclose any security interest securing any obligation, by virtue of which any property is owed to the Trust; and to enter into releases, agreements and other instruments.

         3.9. Expenses. The Trustees shall have power to incur and pay any expenses which in the opinion of the Trustees are necessary or incidental to carry out any of the purposes of this Declaration, and to pay reasonable compensation from the Trust Property to themselves as Trustees. The Trustees shall fix the compensation of all officers, employees and Trustees compensated from the Trust Property. The Trustees may pay themselves such compensation for special services, including legal and brokerage services, as they in good faith may deem reasonable, and reimbursement for expenses reasonably incurred by themselves on behalf of the Trust or any Series.

         3.10. Miscellaneous Powers. The Trustees shall have power to: (a) employ or contract with such Persons as the Trustees may deem appropriate for the transaction of the business of the Trust or any Series and terminate such employees or contractual relationships as they consider appropriate; (b) enter into joint ventures, partnerships and any other combinations or associations;
(c) purchase, and pay for out of Trust Property, insurance policies insuring the Investment Adviser, Administrator, placement agent, Holders, Trustees, officers, employees, agents or independent contractors of the Trust against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not the Trust would have the power to indemnify such Person against such liability; (d) establish pension, profit-sharing and other retirement, incentive and benefit plans for the Trustees, officers, employees or agents of the Trust or any Series; (e) make donations, irrespective of benefit to the Trust or any Series, for charitable, religious, educational, scientific, civic or similar purposes; (f) to the extent permitted by law, indemnify any Person with whom the Trust has dealings, including the Investment Adviser, Administrator, placement agent, Holders, Trustees, officers, employees, agents or independent contractors of the Trust, to such extent as the Trustees shall determine; (g) guarantee indebtedness or contractual obligations of others; (h) determine and change the Fiscal Year of the Trust or any Series and the method by which the accounts of the Trust or any Series shall be kept; and (i) adopt a seal for the Trust or any Series, but the absence of such a seal shall not impair the validity of any instrument executed on behalf of the Trust or such Series.

         3.11. Further Powers. The Trustees shall have power to conduct the business of the Trust or any Series and carry on its operations in any and all of its branches and maintain offices, whether within or without the State of New York, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments, and to do all such other things and execute all such instruments as they deem necessary, proper, appropriate or desirable in order to promote the interests of the Trust or any Series although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust or any Series which is made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees. The Trustees shall not be required to obtain any court order in order to deal with Trust Property.

         3.12. Litigation. The Trustees shall have full power and authority, in the name and on behalf of the Trust or any Series, to engage in and to prosecute, defend, compromise, settle, abandon, or adjust by arbitration or otherwise, any actions, suits, proceedings, disputes, claims and demands relating to the Trust or any Series, and out of the assets of the Trust or the affected Series to pay or to satisfy any liabilities, losses, debts, claims or expenses (including without limitation attorneys' fees) incurred in connection therewith, including those of litigation, and such power shall include without limitation the power of the Trustees or any committee thereof, in the exercise of their or its good faith business judgment, to dismiss or terminate any action, suit, proceeding, dispute, claim or demand, derivative or otherwise, brought by any Person, including a Holder in its own name or in the name of the Trust or any Series, whether or not the Trust or any of the Trustees may be named individually therein or the subject matter arises by reason of business for or on behalf of the Trust or any Series.


                                   ARTICLE IV

                       Investment Advisory, Administration
              and Placement Agent and Other Arrangements; Custodian

         4.1.  Investment  Advisory,  Administration,  Placement Agent and Other
Arrangements. The Trustees may in their discretion, from time to time, enter into investment advisory contracts, administration contracts, placement agent agreements or other contracts whereby the other party to such contract or agreement shall undertake to furnish with respect to one or more particular Series such investment advisory, administration, placement agent and/or other services as the Trustees shall, from time to time, consider appropriate or desirable and all upon such terms and conditions as the Trustees may in their sole discretion determine. Notwithstanding any provision of this Declaration, the Trustees may authorize any Investment Adviser (subject to such general or specific instructions as the Trustees may, from time to time, adopt) to employ one or more subadvisors and to effect purchases, sales, loans or exchanges of Trust Property on behalf of any Series or may authorize any officer, employee or Trustee to effect such purchases, sales, loans or exchanges pursuant to recommendations of any such Investment Adviser (all without any further action by the Trustees). Any such purchase, sale, loan or exchange shall be deemed to have been authorized by the Trustees.

         4.2.  Parties to Contract.  Any contract of the character  described in
Section 4.1 hereof or in the By-Laws of the Trust may be entered into with any corporation, firm, trust or association, although one or more of the Trustees or officers of the Trust may be an officer, director, Trustee, shareholder or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any individual holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust or any Series under or by reason of any such contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was reasonable and fair and not inconsistent with the provisions of this Article IV or the By-Laws of the Trust. The same Person may be the other party to one or more contracts entered into pursuant to Section 4.1 hereof or the By-Laws of the Trust, and any individual may be financially interested or otherwise affiliated with Persons who are parties to any or all of the contracts mentioned in this Section 4.2 or in the By-Laws of the Trust.

         4.3. Custodian. The Trustees shall at all times place and maintain the securities and similar investments of the Trust on behalf of each Series in custody meeting the requirements of Section 17(f) of the 1940 Act and the rules thereunder. The Trustees, on behalf of the Trust or any Series, may enter into an agreement with a custodian on terms and conditions acceptable to the Trustees, providing for the custodian, among other things, (a) to hold the securities owned by the Trust on behalf of any Series and deliver the same upon written order or oral order confirmed in writing, (b) to receive and receipt for any moneys due to the Trust on behalf of any Series and deposit the same in its own banking department or elsewhere, (c) to disburse such funds upon orders or vouchers, and (d) to employ one or more subcustodians.


                                    ARTICLE V

                                 Limitations of
                      Liability of Trustees, Officers, etc.

         5.1. Limitation of Liability. All persons contracting with or having any claim against the Trust or a particular Series shall look only to the assets of the Trust or such particular Series for payment under such contract or claim, and no Holder shall have any liability for amounts payable under such contract or claim or for any other obligation or liability of the Trust or any Series.

         5.2. Limitations of Liability of Trustees, Officers, Employees, Agents, Independent Contractors to Third Parties. No Trustee, officer, employee, agent or independent contractor (except in the case of an agent or independent contractor to the extent expressly provided by written contract) of the Trust or any Series shall be subject to any personal liability whatsoever to any Person, other than the Trust or the Holders, in connection with Trust Property or the affairs of the Trust; and all such Persons shall look solely to the Trust Property for satisfaction of claims of any nature against a Trustee, officer, employee, agent or independent contractor (except in the case of an agent or independent contractor to the extent expressly provided by written contract) of the Trust arising in connection with the affairs of the Trust.

         5.3. Limitations of Liability of Trustees, Officers, Employees, Agents, Independent Contractors to Trust, Holders, etc. No Trustee, officer, employee, tax matters partner, agent or independent contractor (except in the case of an agent or independent contractor to the extent expressly provided by written contract) of the Trust shall be liable to the Trust or the Holders for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for such Person's own bad faith, willful misfeasance, gross negligence or reckless disregard of such Person's duties.

         5.4. Mandatory Indemnification. The Trust shall indemnify, to the fullest extent permitted by law (including the 1940 Act), each Trustee, officer, employee, tax matters partner, agent or independent contractor (except in the case of an agent or independent contractor to the extent expressly provided by written contract) of the Trust (including any Person who serves at the Trust's request as a director, officer or trustee of another organization in which the Trust has any interest as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, as counsel fees and expenses reasonably incurred by the tax matters partner in discharging the responsibilities of a tax matters partner) reasonably incurred by such Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such Person may be involved or with which such Person may be threatened, while in office or thereafter, by reason of such Person being or having been such a Trustee, officer, employee, tax matters partner, agent or independent contractor, except with respect to any matter as to which such Person shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of such Person's duties, such liabilities and expenses being liabilities only to the Series out of which such claim for indemnification arises; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for such payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Person's office
(i) by the court or other body approving the settlement or other disposition; or
(ii) based upon a review of readily available facts (as opposed to a full trial-type inquiry), by written opinion from independent legal counsel approved by the Trustees; or (iii) by a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the matter, based upon a review of readily available facts (as opposed to a full trial-type inquiry). The rights accruing to any Person under these provisions shall not exclude any other right to which such Person may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted in this Section 5.4 or in Section 5.2 hereof or to which such Person may be otherwise entitled except out of the Trust Property. The rights of indemnification provided herein may be insured against by policies maintained by the Trust. The Trustees may make advance payments in connection with indemnification under this Section 5.4, provided that the indemnified Person shall have given a written undertaking to reimburse the Trust in the event it is subsequently determined that such Person is not entitled to such indemnification.

         5.5. Indemnification of Holders. If any Holder or former Holder of any Series shall be held personally liable solely by reason of such Holder being or having been a Holder and not because of such Holder's acts of omissions or for some other reason, the Holder or former Holder (or such Holder's general successor) shall be entitled out of the assets belonging to the applicable Series to be held harmless from and indemnified against all loss and expense arising from such liability. The Trust, on behalf of the affected Series, shall, upon request by such Holder, assume the defense of any claims made against such Holder for any act or obligation of the Series and satisfy any judgment thereon from the assets of the Series.

     5.6. No Bond Required of Trustees. No Trustee shall, as such, be obligated to give any bond or surety or other security for the performance of any of such Trustee's duties hereunder.

         5.7. No Duty of Investigation; Notice in Trust Instruments. etc. No purchaser, lender or other Person dealing with any Trustee, officer, employee, agent or independent contractor of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by such Trustee, officer, employee, agent or independent contractor or be liable for the application of money or property paid, loaned or delivered to or on the order of such Trustee, officer, employee, agent or independent contractor. Every obligation, contract, instrument, certificate or other interest or undertaking of the Trust or any Series, and every other act or thing whatsoever executed in connection with the Trust or any Series shall be conclusively taken to have been executed or done by the executors thereof only in their capacity as Trustees, officers, employees, agents or independent contractors of the Trust or any Series. Every written obligation, contract, instrument, certificate or other interest or undertaking of the Trust or any Series made or sold by any Trustee, officer, employee, agent or independent contractor of the Trust or any Series, in such capacity, shall contain an appropriate recital to the effect that the Trustee, officer, employee, agent or independent contractor of the Trust or any Series shall not personally be bound by or liable thereunder, nor shall resort be had to their private property for the satisfaction of any obligation or claim thereunder, and appropriate references shall be made therein to the Declaration, and may contain any further recital which they may deem appropriate, but the omission of such recital shall not operate to impose personal liability on any Trustee, officer, employee, agent or independent contractor of the Trust or any Series. Subject to the provisions of the 1940 Act, the Trust may maintain insurance for the protection of the Trust Property, the Holders, and the Trustees, officers, employees, agents and independent contractors of the Trust and any Series in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable.

         5.8. Reliance on Experts, etc. Each Trustee, officer, employee, agent or independent contractor of the Trust and any Series shall, in the performance of such Person's duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust or any Series (whether or not the Trust or any Series would have the power to indemnify such Persons against such liability), upon an opinion of counsel, or upon reports made to the Trust or any Series by any of its officers or employees or by any Investment Adviser or Administrator, accountant, appraiser or other experts or consultants selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee.


                                   ARTICLE VI

                                    Interests

     6.1. Interests. The beneficial interest in the Trust Property shall consist of non- transferable Interests. The Interests shall be personal property giving only the rights in this Declaration specifically set forth. The value of an Interest shall be equal to the Book Capital Account balance of the Holder of the Interest.

         The Trustees shall have authority, from time to time, to establish Series, each of which shall be a separate subtrust and the Interests in which shall be separate and distinct from the Interests in any other Series. The Series shall include, without limitation, those Series specifically established and designated pursuant to Section 6.2 hereof, and such other Series as the Trustees may from time to time deem necessary or desirable. The Trustees shall have exclusive power without the requirement of Holder approval to establish and designate such separate and distinct Series, and, subject to the provisions of this Declaration and the 1940 Act, to fix and determine the rights of Holders of Interests in such Series, including with respect to the price, terms and manner of purchase and redemption, dividends and other distributions, rights on liquidation, sinking or purchase fund provisions, conversion rights and conditions under which the Holders of the several Series shall have separate voting rights or no voting rights.

     6.2. Establishment and Designation of Series. The establishment and designation of any Series shall be effective upon the execution by the President, any Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant

Secretary of the Trust, pursuant to authorization by a majority of the Trustees, of an instrument setting forth such establishment and designation and the relative rights and preferences of the Interests in such Series, or as otherwise provided in such instrument. At any time that there are not Interests outstanding of any particular Series previously established and designated, the Trustees may by resolution adopted by a majority of their number, and evidenced by an instrument executed by the President, any Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Trust, abolish that Series and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Declaration of Trust.

         Without limiting the authority of the Trustees set forth above to establish and designate further Series, the Trustees hereby establish and designate the Series set forth on Schedule A hereto. The Interests in each of these Series and any Interests in any further Series that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Series at the time of establishing and designating the same) have the following relative rights and preferences:

                  (a) Assets Belonging to Series. All consideration received by the Trust for the issue or sale of Interests in a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held by the Trustees in a separate trust for the benefit of the Holders of Interests in that Series and shall irrevocably belong to that Series for all purposes, and shall be so recorded upon the books of account of the Trust. Such consideration, assets, income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as "assets belonging to" that Series. No Series shall have any right to or interest in the assets belonging to any other Series, and no Holder shall have any right to or interest with respect to the assets belonging to any Series in which it does not hold an Interest.

                  (b) Liabilities Belonging to Series. The assets belonging to each particular Series shall be charged with the liabilities in respect of that Series and all expenses, costs, charges and reserves attributable to that Series. The liabilities, expense, costs, charges and reserves so charged to a Series are herein referred to as "liabilities belonging to" that Series. No Series shall be liable for or charged with the liabilities belonging to any other Series, and no Holder shall be subject to any liabilities belonging to any Series in which it does not hold an Interest.

                  (c) Voting. On each matter submitted to a vote of the Holders, each Holder shall be entitled to a vote proportionate to its Interest as recorded on the books of the Trust. Each Series shall vote as a separate class except as to voting for Trustees, as otherwise required by the 1940 Act, or if determined by the Trustees to be a matter which affects all Series. As to any matter which does not affect the interest of all Series, only the Holders in the one or more affected Series shall be entitled to vote. On each matter submitted to a vote of the Holders, a Holder may apportion its vote with respect to a proposal in the same proportion as its own shareholders voted with respect to that proposal.

         6.3. Non-Transferability. A Holder may not transfer, sell or exchange its Interest, except that the Trustee may permit a transfer in connection with a merger or similar plan of reorganization of a Holder that qualifies as a reorganization under Section 368 of the Code or under other circumstances, if any, specifically approved by the Trustees. Any other attempted transfer of an Interest will not be recognized or given effect by the Trustees.

         6.4. Register of Interests. A register shall be kept at the Trust under the direction of the Trustees which shall contain the name, address and Book Capital Account balance of each Holder in each Series. Such register shall be conclusive as to the identity of the Holders, and the Trust shall not be bound to recognize any equitable or legal claim to or interest in an Interest which is not contained in such register. No Holder shall be entitled to receive payment of any distribution, nor to have notice given to it as herein provided, until it has given its address to such officer or agent of the Trust as is keeping such register for entry thereon.

         6.5. Status of Interests; Limitation of Holder Liability. Interests shall be deemed to be personal property giving Holders only the rights provided in this Declaration. Every Holder, by virtue of having acquired its Interest, shall be held expressly to have assented to and agreed to be bound by the terms of this Declaration and to have become a party hereto. No Holder shall be personally liable for the debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or any Series. Neither the Trust nor the Trustees shall have any power to bind any Holder personally or to demand payment from any Holder for anything, other than as agreed by the Holder. Every written obligation of the Trust or any Series may contain a statement to the effect that such obligation may only be enforced against the assets of the appropriate Series, or all Series; however, the omission of such statement shall not operate to bind or create personal liability for a Holder or Trustee.

                                   ARTICLE VII

                Increases, Decreases And Redemptions of Interests

         Subject to applicable law, to the provisions of this Declaration and to such restrictions as may from time to time be adopted by the Trustees, each Holder shall have the right to vary its investment in any Series at any time without limitation by increasing (through a capital contribution) or decreasing (through a capital withdrawal) or by a Redemption of its Interest. An increase in the investment of a Holder in a Series shall be reflected as an increase in the Book Capital Account balance of that Holder in that Series and a decrease in the investment of a Holder in a Series or the Redemption of the Interest of a Holder shall be reflected as a decrease in the Book Capital Account balance of that Holder in that Series. The Trust shall, upon appropriate and adequate notice from any Holder increase, decrease or redeem such Holder's Interest for an amount determined by the application of a formula adopted for such purpose by resolution of the Trustees; provided that (a) the amount received by the Holder upon any such decrease or Redemption shall not exceed the decrease in the Holder's Book Capital Account balance effected by such decrease or Redemption of its Interest, and (b) if so authorized by the Trustees, the Trust may, at any time and from time to time, charge fees for effecting any such decrease or Redemption, at such rates as the Trustees may establish, and may, at any time and from time to time, suspend such right of decrease or Redemption. The procedures for effecting decreases or Redemptions shall be as determined by the Trustees from time to time.


                                  ARTICLE VIII

                      Determination of Book Capital Account
                           Balances and Distributions

         8.1. Book Capital Account Balances. The Book Capital Account balance of Holders with respect to a particular Series shall be determined on such days and at such time or times as the Trustees may determine. The Trustees shall adopt resolutions setting forth the method of determining the Book Capital Account balance of each Holder. The power and duty to make calculations pursuant to such resolutions may be delegated by the Trustees to the Investment Adviser, Administrator, custodian, or such other Person as the Trustees may determine. Upon the Redemption of an Interest, the Holder of that Interest shall be entitled to receive the balance of its Book Capital Account. A Holder may not transfer, sell or exchange its Book Capital Account balance.

         8.2. Allocations and Distributions to Holders. The Trustees shall, in compliance with the Code, the 1940 Act and generally accepted accounting principles, establish the procedures by which the Trust shall make with respect to each Series (i) the allocation of unrealized gains and losses, taxable income and tax loss, and profit and loss, or any item or items thereof, to each Holder, (ii) the payment of distributions, if any, to Holders, and (iii) upon liquidation, the final distribution of items of taxable income and expense. Such procedures shall be set forth in writing and be furnished to the Trust's accountants. The Trustees may amend the procedures adopted pursuant to this Section 8.2 from time to time. The Trustees may retain from the net profits of each Series such amount as they may deem necessary to pay the liabilities and expenses of that Series, to meet obligations of the Trust or any Series, and as they may deem desirable to use in the conduct of the affairs of the Trust or any Series or to retain for future requirements or extensions of the business.

         8.3. Power to Modify Foregoing Procedures. Notwithstanding any of the foregoing provisions of this Article VIII, the Trustees may prescribe, in their absolute discretion, such other bases and times for determining the net income of the Trust and of each Series, the allocation of income of the Trust and of each Series, the Book Capital Account balance of each Holder, or the payment of distributions to the Holders as they may deem necessary or desirable to enable the Trust or a Series to comply with any provision of the 1940 Act or any order of exemption issued by the Commission or with the Code.


                                   ARTICLE IX

                                     Holders

         9.1. Rights of Holders. The ownership of the Trust Property and the right to conduct any business described herein are vested exclusively in the Trustees, and the Holders shall have no right or title therein other than the beneficial interest conferred by their Interests and they shall have no power or right to call for any partition or division of any Trust Property.

         The Trust shall be entitled to treat a Holder of record as the holder in fact and shall not be bound to recognize any equitable or other claim of interest in such Holder's Interest on the part of any other entity except as may be otherwise expressly provided by law.

         In addition,  the Holders shall have power to vote only with respect to
(a) the election of Trustees as provided in Article II, Section 2.4; (b) the removal of Trustees as provided in Article II, Section 2.3; (c) any investment advisory contract as provided in Article IV, Section 4.1; (d) any dissolution of a Series as provided in Article X, Section 10.2; (e) the amendment of this Declaration to the extent and as provided in Article X, Section 10.4; (f) any merger, consolidation or sale of assets as provided in Article X, Section 10.5; and (g) such additional matters relating to the Trust as may be required by the 1940 Act or otherwise required or authorized by law, by this Declaration or the ByLaws or any registration statement of the Trust filed with the Commission, or as the Trustees may consider desirable.

         9.2. Meetings of Holders. Meetings of Holders may be called at any time by a majority of the Trustees and shall be called by any Trustee upon written request of Holders holding, in the aggregate, not less than 10% of the Interests in one or more Series (if the meeting relates solely to such Series), or not less than 10% of the Interests in the Trust (if the meeting relates to the Trust and not solely to one or more particular Series), such request specifying the purpose or purposes for which such meeting is to be called. Any such meeting shall be held within or without the State of New York and within or without the United States of America on such day and at such time as the Trustees shall designate. Holders of one-third of the Interests in one or more Series (if the meeting relates solely to such one or more Series) or Holders of at least one-third of the Interests in the Trust (if the meeting relates to the Trust and not solely to one or more particular Series), present in person or by proxy, shall constitute a quorum for the transaction of any business, except as may otherwise be required by the 1940 Act, other applicable law, this Declaration or the By-Laws of the Trust. If a quorum is present at a meeting, an affirmative vote of the Holders present, in person or by proxy, holding more than 50% of the total Interests of the Holders in a Series or the Trust as applicable, present, either in person or by proxy, at such meeting constitutes the action of the Holders in such Series of the Trust, unless a greater number of affirmative votes is required by the 1940 Act, other applicable law, this Declaration or the By-Laws of the Trust. All or any one or more Holders may participate in a meeting of Holders by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting by means of such communications equipment shall constitute presence in person at such meeting.

         9.3. Notice of Meetings. Notice of each meeting of Holders, stating the time, place and purposes of the meeting, shall be given by the Trustees by mail to each Holder of the Series, at its registered address, mailed at least 10 days before the meeting. Notice of any meeting may be waived in writing by any Holder either before or after such meeting. The attendance of a Holder at a meeting shall constitute a waiver of notice of such meeting except in the situation in which a Holder attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened. At any meeting, any business properly before the meeting may be considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.

         9.4. Record Date for Meetings, Distributions, etc. For the purpose of determining the Holders who are entitled to notice of and to vote or act at any meeting, including any adjournment thereof, or to participate in any distribution, or for the purpose of any other action, the Trustees may from time to time fix a future date, not more than 120 days prior to the date of any meeting of Holders or the payment of any distribution or the taking of any other action, as the case may be, as a record date for the determination of the Persons to be treated as Holders of the Series or the Trust, as the case may be, for such purpose. If the Trustees do not, prior to any meeting of the Holders, so fix a record date, then the date of mailing notice of the meeting shall be the record date.

         9.5. Proxies, etc. At any meeting of Holders, any Holder entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote is to be taken. A proxy may be revoked by a Holder at any time before it has been exercised by placing on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, a later dated proxy or written revocation. Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of the Trust or of one or more Trustees or of one or more officers of the Trust. Only Holders on the record date shall be entitled to vote. Each such Holder shall be entitled to a vote proportionate to its Interest in the Series or the Trust, as the case may be. When an Interest is held jointly by several Persons, any one of them may vote at any meeting in person or by proxy in respect of such Interest, but if more than one of them is present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Interest. A proxy purporting to be executed by or on behalf of a Holder, including proxies received by telecopier, shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. No proxy shall be valid more than nine months from the date of execution, unless a longer period is expressly stated in such proxy. The Trust may also permit a Holder to authorize and empower individuals named as proxies on any form of proxy solicited by the Trustees to vote that Holder's Interest on any matter by recording his voting instructions on any recording device maintained for that purpose by the Trust or its agent, provided the Holder complies with such procedures as the Trustees may designate to be necessary or appropriate to determine the authenticity of the voting instructions so recorded; such instructions shall be deemed to constitute a written proxy signed by the Holder and delivered to the Trust and shall be deemed to be dated as of the date such instructions were transmitted, and the Holder shall be deemed to have approved and ratified all actions taken by such proxies in accordance with the voting instructions so recorded.

         9.6. Reports. As to each Series, the Trustees shall cause to be prepared and furnished to each Holder, at least annually as of the end of each Fiscal Year, a report of operations containing a balance sheet and a statement of income of the such Series prepared in conformity with generally accepted accounting principles and an opinion of an independent public accountant on such financial statements. The Trustees shall, in addition, with respect to each Series, furnish to each Holder of such Series at least semi-annually interim reports of operations containing an unaudited balance sheet as of the end of such period and an unaudited statement of income for the period from the beginning of the then-current Fiscal Year to the end of such period.

     9.7. Inspection of Records. The books and records of the Trust shall be open to inspection by Holders during normal business hours for any purpose not harmful to the Trust.

         9.8. Holder Action by Written Consent. Any action which may be taken on behalf of the Trust or any Series by Holders may be taken without a meeting if Holders holding more than 50% of all Interests entitled to vote (or such larger proportion thereof as shall be required by any express provision of this Declaration) consent to the action in writing and the written consents are filed with the records of the meetings of Holders. Such consents shall be treated for all purposes as a vote taken at a meeting of Holders. Each such written consent shall be executed by or on behalf of the Holder delivering such consent and shall bear the date of such execution. No such written consent shall be effective to take the action referred to therein unless, within one year of the earliest dated consent, written consents executed by a sufficient number of Holders to take such action are filed with the records of the meetings of Holders.

     9.9. Notices. Any and all communications, including any and all notices to which any Holder may be entitled, shall be deemed duly served or given if mailed, postage prepaid, addressed to a Holder at its last known address as recorded on the register of the Trust.


                                    ARTICLE X

                       Duration; Dissolution; Termination
                            Amendment; Mergers; Etc.

         10.1. Duration. Subject to possible termination or dissolution in accordance with the provisions of Section 10.2 and Section 10.3 hereof, respectively, the Trust created hereby shall continue until the expiration of 20 years after the death of the last survivor of the initial Trustees named herein and the following named persons:


                                                                Date of
         Name                           Address                  Birth
         ----                          ----------              ----------
Cassius Marcellus Cornelius             742 Old Dublin Road   November 9, 1990
Clay                                    Hancock, NH 03449

Sara Briggs Sullivan                    1308 Rhodes Street   September 17, 1990
                                        Dubois, WY 82513

Myles Bailey Rawson                     Winhall Hollow Road       May 13, 1990
                                        R.R.  #1, Box l78B
                                        Bondville, VT 05340

Zeben Curtis Kopehak                    Box 1126               October 31, 1989
                                        Cordova, AK 99574

Landon Harris Clay                      742 Old Dublin Road   February 15, 1989
                                        Hancock, NH 03449

Kelsey Ann Sullivan                     1308 Rhodes Street          May 1, 1988
                                        Dubois, WY 82513

Carter Allen Rawson                     Winhall Hollow Road    January 28, 1988
                                        R.R. #1, Box 178B
                                        Bondville, VT 05340

Obadiah Barclay Kopchak                 Box 1126                August 29, 1987
                                        Cordova, AK 99574

Richard Tubman Clay                     742 Old Dublin Road      April 12, 1987
                                        Hancock, NH 03449

Thomas Moragne Clay                     742 Old Dublin Road      April 11, 1985
                                        Hancock, NH 03449

Zachariah Bishop Kopehak                Box 1126               January 11, 1985
                                        Cordova, AK 99574

Sager Anna Kopchak                      Box 1126                   May 22, 1983
                                        Cordova, AK 99574


         10.2. Dissolution. Any Series shall be dissolved (i) by the affirmative vote of the Holders of not less than two-thirds of the Interests in the Series at any meeting of the Holders or by an instrument in writing, without a meeting, signed by a majority of the Trustees and consented to in writing by the Holders of not less than a majority of such Interest, (ii) by the Trustees by written notice of dissolution to the Holders of the Interests in the Series, and (iii) upon the bankruptcy or withdrawal of any Holder of an Interest in the Series, the Series shall be dissolved effective 120 days after the event. However, the remaining Holders of Interest in such Series may, by majority vote of such Holders, agree to continue the business of the Series even if there has been such a dissolution. The Trust may be dissolved by action of the Trustees upon the dissolution of the last remaining Series.

         10.3.    Termination.

                  (a) The Trust or any Series may be terminated (i) by the affirmative vote of Holders of not less than two-thirds of all Interests in the Trust or any Series at any meeting of Holders or by an instrument in writing without a meeting, executed by a majority of the Trustees and consented to by Holders of not less than two-thirds of all Interests in the Trust or any Series, or (ii) by the Trustees by written notice to the Holders. Upon any such termination,

                  (i) the Trust or Series, as applicable, shall carry on no business except for the purpose of winding up its affairs;

                  (ii) the Trustees shall proceed to wind up the affairs of the Trust or Series, as applicable, and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust have been wound up, including the power to fulfill or discharge the contracts of the Trust or Series, collect the assets of the Trust or Series, sell, convey, assign, exchange or otherwise dispose of all or any part of the Trust Property to one or more Persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay the liabilities of the Trust or Series, and do all other acts appropriate to liquidate the business of the Trust or Series; provided that any sale, conveyance, assignment, exchange or other disposition of all or substantially all the Trust Property, or substantially all of the assets belonging to a particular Series, other than for cash, shall require approval of the principal terms of the transaction and the nature and amount of the consideration by the vote of Holders holding more than 50% of all Interests in the Trust or Series, as applicable; and

                  (iii) after paying or adequately providing for the payment of all liabilities of the Trust or of the Series being terminated, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees shall distribute the remaining Trust Property of the Trust or Series, as applicable, in cash or in kind or partly each, among the Holders according to their respective rights as set forth in the procedures established pursuant to Section 8.2 hereof.

                  (b) Upon termination of the Trust or Series and distribution to the Holders as herein provided, a majority of the Trustees shall execute and file with the records of the Trust an instrument in writing setting forth the fact of such termination and distribution. Upon termination of the Trust, the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the rights and interests of all Holders shall thereupon cease.

         10.4.    Amendment Procedure.

                  (a) This Declaration may be amended by the vote of Holders of more than 50% of all Interests at any meeting of Holders or by an instrument in writing without a meeting, executed by a majority of the Trustees and consented to by the Holders of more than 50% of all Interests. Notwithstanding any other provision hereof, this Declaration may be amended by an instrument in writing executed by a majority of the Trustees, and without the vote or consent of Holders, for any one or more of the following purposes: (i) to change the name of the Trust, (ii) to supply any omission, or to cure, correct or supplement any ambiguous, defective or inconsistent provision hereof, (iii) to conform this Declaration to the requirements of applicable federal law or regulations or the requirements of the applicable provisions of the Code, (iv) to change the state or other jurisdiction designated herein as the state or other jurisdiction whose law shall be the governing law hereof, (v) to effect such changes herein as the Trustees find to be necessary or appropriate (A) to permit the filing of this Declaration under the law of such state or other jurisdiction applicable to trusts or voluntary associations, (B) to permit the Trust to elect to be treated as a "regulated investment company" under the applicable provisions of the Code, or (C) to permit the transfer of Interests (or to permit the transfer of any other beneficial interest in or share of the Trust, however denominated), (vi) in conjunction with any amendment contemplated by the foregoing clause (iv) or the foregoing clause (v) to make any and all such further changes or modifications to this Declaration as the Trustees find to be necessary or appropriate, any finding of the Trustees referred to in the foregoing clause (v) or the foregoing clause (vi) to be conclusively evidenced by the execution of any such amendment by a majority of the Trustees, and (vii) change, modify or rescind any provision of this Declaration provided such change, modification or rescission is found by the Trustees to be necessary or appropriate and to not have a materially adverse effect on the financial interests of the Holders, any such finding to be conclusively evidenced by the execution of any such amendment by a majority of the Trustees; provided, however, that unless effected in compliance with the provisions of Section 10.4(b) hereof, no amendment otherwise authorized by this sentence may be made which would reduce the amount payable with respect to any Interest upon liquidation of the Trust and; provided, further, that the Trustees shall not be liable for failing to make any amendment permitted by this Section 10.4(a).

                  (b) No amendment may be made under Section 10.4(a) hereof which would change any rights with respect to any Interest by reducing the amount payable thereon upon liquidation of the Trust or any Series, except with the vote or consent of Holders of two-thirds of all Interests.

                  (c) A certification executed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted by the Holders or by the Trustees as aforesaid or a copy of the Declaration, as amended, and executed by a majority of the

Trustees, shall be conclusive evidence of such amendment when filed with the records of the Trust.

         Notwithstanding any other provision hereof, until such time as Interests are first sold, this Declaration may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees at any meeting of Trustees or by an instrument executed by a majority of the Trustees.

         10.5. Merger, Consolidation and Sale of Assets. The Trust or any Series may merge or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of the Trust Property or assets belonging to such Series, as applicable, including good will, upon such terms and conditions and for such consideration when and as authorized, at any meeting of Holders called for such purpose, by a Majority Interests Vote of Interests in the Series affected by such action, or by an instrument in writing without a meeting, consented by Holders of not less than a majority of the Interests in the Series affected by such action, and any such merger, consolidation, sale, lease or exchange shall be deemed for all purposes to have been accomplished under and pursuant to the statutes of the State of New York; provided, however, that no such vote shall be required where by reorganization, purchase of assets or otherwise, the Trust or any affected Series is the surviving entity.

         10.6. Incorporation. Upon a Majority Interests Vote, the Trustees may cause to be organized or assist in organizing a corporation or corporations under the law of any jurisdiction or a trust, partnership, association or other organization to take over the Trust Property or to carry on any business in which the Trust directly or indirectly has any interest, and to sell, convey and transfer the Trust Property to any such corporation, trust, partnership, association or other organization in exchange for the equity interests thereof or otherwise, and to lend money to, subscribe for the equity interests of, and enter into any contract with any such corporation, trust, partnership, association or other organization, or any corporation, trust, partnership, association or other organization in which the Trust holds or is about to acquire equity interests. The Trustees may also cause a merger or consolidation between the Trust or any successor thereto and any such corporation, trust, partnership, association or other organization if and to the extent permitted by law. Nothing contained herein shall be construed as requiring approval of the Holders for the Trustees to organize or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations and selling, conveying or transferring a portion of the Trust Property to one or more of such organizations or entities.

                                   ARTICLE XI

                                  Miscellaneous

         11.1. Governing Law. The rights of all parties and the validity and construction of every provision hereof shall be subject to and construed in accordance with the law of the State of New York and reference shall be specifically made to the trust law of the State of New York as to the construction of matters not specifically covered herein or as to which an ambiguity exists.

     11.2. Counterparts. This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any one such original counterpart.

         11.3. Reliance by Third Parties. Any certificate executed by an individual who, according to the records of the Trust or of any recording office in which this Declaration may be recorded, appears to be a Trustee hereunder, certifying to: (a) the number or identity of Trustees or Holders, (b) the due authorization of the execution of any instrument or writing, (c) the form of any vote passed at a meeting of Trustees or Holders, (d) the fact that the number of Trustees or Holders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (e) the form of any By-Laws adopted by or the identity of any officer elected by the Trustees, or (f) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any Person dealing with the Trustees.

         11.4.    Provisions in Conflict With Law or Regulations.

                  (a) The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, or with other applicable law and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

                  (b) If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

         IN WITNESS WHEREOF, the undersigned have executed this instrument as of the day and year first above written.


/s/ Peter M. Donovan                          /s/ A.M. Moody III
--------------------                         --------------------
Peter M. Donovan                              A.M. Moody III
as Trustee, and not individually              as Trustee, and not individually
1000 Lafayette Boulevard                      1000 Lafayette Boulevard
Bridgeport, CT  06604                         Bridgeport, CT 06604

/s/ H. Day Brigham, Jr.                       /s/ Lloyd F. Pierce
----------------------                        ---------------------
H. Day Brigham, Jr.                           Lloyd F. Pierce
as Trustee, and not individually              as Trustee, and not individually
24 Federal Street                             140 Snow Goose Court
Boston, MA 02110                              Daytona, Beach, Fl 32119

/s/ Winthrop S. Emmet                         /s/ Raymond Van Houtte
---------------------                         ------------------------
Winthrop S. Emmet                             Raymond Van Houtte
as Trustee, and not individually              as Trustee, and not individually
Box 327                                       One Strawberry Lane
West Center Road                              Ithaca, NY 14859
West Stockbridge, MA 01266

/s/ Leland Miles                              /s/ Richard E. Taber
-----------------                             -----------------------
Leland Miles                                  Richard E. Taber
as Trustee, and not individually              as Trustee, and not individually
332 North Cedar Road                          First County Bank
Fairfield, CT  06430                          117 Prospect Street
                                              Stamford, CT  06901

                            THE STATE OF CONNECTICUT

Fairfield County, Connecticut

     Then personally appeared the above-named Peter M. Donovan, Richard E. Taber, H. Day Brigham, Winthrop S. Emmet, Leland Miles, A.M. Moody III, Lloyd F. Pierce and Raymond Van Houtte, being all the Trustees of the Wright Blue Chip Master Portfolio Trust, who acknowledged the foregoing instrument to be their fee act and deed.

                                                 Before me,




                                               /s/ Helen B. Iwasczyszyn
                                               --------------------------
                                                   Helen B. Iwasczyszyn

                                                   My Commission Expires
                                                   August 31, 2000

                                   SCHEDULE A

                      Selected Blue Chip Equities Portfolio
                       Junior Blue Chip Equities Portfolio
                   International Blue Chip Equities Portfolio
                             U.S. Treasury Portfolio
                        U.S. Treasury Near Term Portfolio
                            Current Income Portfolio
                         (each of the above, a "Series")